EXHIBIT 21.1

SUBSIDIARIES OF D.R. HORTON, INC.

As of September 30, 2003

STATE OF
INCORPORATION
NAME	OR ORGANIZATION	DOING BUSINESS AS

2 C Development Co., LLC	California
Barkdale Properties, LLC	Washington
C. Richard Dobson Builders, Inc.	Virginia	Dobson Builders
CH Funding, LLC	Delaware
CH Investments of Texas, Inc.	Delaware
CHM Partners, LP	Texas
CH Mortgage Company	Colorado
CH Mortgage Company GP, Inc.	Delaware
CH Mortgage Company LP, Inc.	Delaware
CH Mortgage Company I, Ltd.	Texas
CHI Construction Company	Arizona
CHTEX of Texas, Inc.	Delaware
Century Title Agency, Inc.	Arizona	Century Title Company
Continental Homes, Inc.	Delaware
Continental Homes of Texas, L.P.	Texas	Continental Homes, D.R. Horton Homes, Milburn Homes & Sam Houston Homes
Continental Residential, Inc.	California	Continental Homes
Continental Traditions, LLC	Arizona	Continental Homes
Custom Title, LLC	Maryland
Cypress Road, L.P.	California
D.R. Horton, Inc. — Birmingham	Alabama	Regency Homes
D.R. Horton, Inc. — Chicago	Delaware
D.R. Horton, Inc. — Denver	Delaware	Trimark Communities
D.R. Horton, Inc. — Dietz-Crane	Delaware	Dietz-Crane
D.R. Horton, Inc. — Foundation	Texas

STATE OF
INCORPORATION
NAME	OR ORGANIZATION	DOING BUSINESS AS

D.R. Horton, Inc. — Greensboro	Delaware	Arappco Homes
D.R. Horton, Inc. — Jacksonville	Delaware
D.R. Horton, Inc. — Louisville	Delaware	Mareli Development & Construction
D.R. Horton, Inc. — Los Angeles	Delaware
D.R. Horton Los Angeles Holding Company, Inc.	California
D.R. Horton Management Company, Ltd.	Texas
D.R. Horton Materials, Inc. (f/k/aDRH Regrem III, Inc.)	Delaware
D.R. Horton, Inc. — Minnesota	Delaware	Joe Miller Homes
D.R. Horton, Inc. — New Jersey	Delaware	SGS Communities
D.R. Horton, Inc.-Portland	Delaware	RMP Properties
D.R. Horton, Inc. — Sacramento	California
D.R. Horton San Diego Holding Company, Inc.	California
D.R. Horton — Schuler Homes, LLC	Delaware
D.R. Horton — Emerald, Ltd.	Texas	Dietz-Crane Homes, D.R. Horton Homes, Emerald Homes, Emerald Builders
D.R. Horton — Texas, Ltd.	Texas	Continental Homes
D.R. Horton, Inc. — Torrey	Delaware	Torrey
DHI Insurance, Inc.	Vermont
DHI Ranch, Ltd.	Texas
DRH Cambridge Homes, Inc.	California
DRH Cambridge Homes, LLC	Delaware
DRH Capital Trust I	Delaware
DRH Capital Trust II	Delaware
DRH Capital Trust III	Delaware
DRH Colorado Realty, Inc.	Delaware
DRH Construction, Inc.	Delaware
DRH Energy, Inc. (f/k/a DRH Title Company of Colorado, Inc.)	Colorado

STATE OF
INCORPORATION
NAME	OR ORGANIZATION	DOING BUSINESS AS

DRH Insurance Agency, Inc.	Texas
DRH Life Insurance Agency, Inc.	Texas
DRH Mortgage, LLC	Texas
DRH Properties, Inc.	Arizona
DRH Realty Company, Inc.	California
DRH Regrem IV, Inc.	Delaware
DRH Regrem V, Inc.	Delaware
DRH Regrem VII, LP	Texas
DRH Regrem VIII, LLC	Delaware
DRH Southwest Construction Company, Inc.	California
DRH Title Company of Florida, Inc.	Florida
DRH Title Company-Minnesota, Inc.	Delaware
DRH Title Company — Southeast, Inc.	Delaware
DRH Title Company of Texas, Ltd.	Texas
DRH Tucson Construction, Inc.	Delaware
DRHFS Mortgage Reinsurance, Ltd.	Turks & Caicos
DRHI, Inc.	Delaware	D.R. Horton
Desert Ridge Phase I Partners	Arizona
Encore II, Inc.	Arizona
Encore Venture Partners, L.P.	Delaware
Encore Venture Partners II (California), L.P.	Delaware
Encore Venture Partners II (Texas), L.P.	Delaware
GP-Encore, Inc.	Arizona
Golden Fox LLC	Colorado
Grande Realty Incorporated	New Jersey	Distinguished Realty Co.
Greywes LLC	California
HPH Homebuilders LP 1995	California
HPH Homebuilders LP 1996	California

STATE OF
INCORPORATION
NAME	OR ORGANIZATION	DOING BUSINESS AS

HPH Homebuilders 2000 L.P.	California
Haskell Canyon Partners, L.P.	California
Haskell Canyon Partners II, L.P.	California
Iao Partners	Hawaii
KDB Homes, Inc.	Delaware	Continental Homes
Kaomalo LLC	Hawaii
Livermore Homebuilders L.P.	California
Meadows I, Ltd.	Delaware
Meadows II, Ltd.	Delaware
Meadows IV, Inc.	Texas
Meadows V, Ltd.	Delaware
Meadows VIII, Ltd.	Delaware
Meadows IX, Inc.	New Jersey
Meadows X, Inc.	New Jersey
Melmort Co.	Colorado
Melody Homes, Inc.	Delaware
Metro Star Canyon LLC	Colorado
Metro Title, LLC	Virginia
Oakley-Avalon LP	California
Ranch-Southpointe II LLC	Colorado
Reilly Carslbad LLC	Delaware
Reilly Homes Madison LLC	Delaware
SGS Communities at Battleground, LLC	New Jersey	SGS Communities
SGS Communities at Grand Quay, LLC	New Jersey	SGS Communities
SHA Construction LLC	Delaware
SHLR of California, Inc.	California
SHLR of Colorado, Inc.	Colorado
SHLR of Nevada, Inc.	Nevada

STATE OF
INCORPORATION
NAME	OR ORGANIZATION	DOING BUSINESS AS

SHLR of Utah, Inc.	Utah
SHLR of Washington, Inc.	Washington
SRHI LLC	Delaware
SSHI LLC	Delaware
Schuler Homes of Arizona LLC	Delaware
Schuler Homes of California, Inc.	California
Schuler Homes of Oregon, Inc.	Oregon
Schuler Homes of Washington, Inc.	Washington	Stafford Homes
Schuler Mortgage, Inc.	Delaware
Schuler Realty of Arizona, LLC	Delaware
Schuler Realty of Hawaii, Inc.	Hawaii
Surprise Village North, LLC	Arizona	Arizona Traditions
The Club at Pradera, Inc.	Delaware
Travis County Title Company	Texas	Travis County Title
Venture Management of South Carolina, LLC	South Carolina
Vertical Construction Corporation	Delaware	Schuler Homes
WPH-Camino Ruiz, LLC	Delaware
WPH-Copper Canyon, LLC	Delaware
WPH-Oxnard Coastal, LLC	Delaware
WPH-Palmer Del Valle, LLC	Delaware
Waiakoa Estates Subdivision Joint Venture	Hawaii
Western Pacific Brea Development, LLC	Delaware
Western Pacific Funding, Inc.	California
Western Pacific Housing, Inc. (f/k/a Schuler Homes Holdco, Inc.)	Delaware

STATE OF
INCORPORATION
NAME	OR ORGANIZATION	DOING BUSINESS AS

Western Pacific Housing Management, Inc. (f/k/a Western Pacific Housing, Inc.)	California
Western Pacific Housing-Antigua, LLC	Delaware
Western Pacific Housing-Ashland Park	Delaware
Western Pacific Housing-Aviara, L.P.	California
Western Pacific Housing-Boardwalk, LLC	Delaware
Western Pacific Housing-Broadway, LLC	Delaware
Western Pacific Housing Co.	California
Western Pacific Housing-Camarillo I, LLC	Delaware
Western Pacific Housing-Canyon Park, LLC	Delaware
Western Pacific Housing-Carmel, LLC	Delaware
Western Pacific Housing-Carrillo, LLC	Delaware
Western Pacific Housing-Communications Hill, LLC	Delaware
Western Pacific Housing-Copper Canyon, LLC	Delaware
Western Pacific Housing-Coto Venture, L.P.	California
Western Pacific Housing-Creekside, LLC	Delaware
Western Pacific Housing-Culver City, L.P.	California
Western Pacific Housing-Del Valle, LLC	Delaware
Western Pacific Housing-Lomas Verdes, LLC	Delaware
Western Pacific Housing-Lost Hills Park, LLC	Delaware
Western Pacific Housing-Lyons Canyon Partners, LLC	Delaware
Western Pacific Housing-McGonigle Canyon LLC (Carlsbad II)	Delaware
Western Pacific Housing-Mountaingate, L.P.	California
Western Pacific Housing-Norco Estates, LLC	Delaware

STATE OF
INCORPORATION
NAME	OR ORGANIZATION	DOING BUSINESS AS

Western Pacific Housing-Oso, L.P.	California
Western Pacific Housing-Pacific Park II, LLC	Delaware
Western Pacific Housing-Park Avenue East, LLC	Delaware
Western Pacific Housing-Park Avenue West, LLC	Delaware
Western Pacific Housing-Playa Vista, LLC	Delaware
Western Pacific Housing-Poinsettia, L.P.	California
Western Pacific Housing-River Ridge, LLC	Delaware
Western Pacific Housing-Robinhood Ridge, LLC	Delaware
Western Pacific Housing-SDG, LLC	California
Western Pacific Housing-Santa Fe, LLC	Delaware
Western Pacific Housing-Scripps, L.P.	California
Western Pacific Housing-Scripps II, LLC	Delaware
Western Pacific Housing-Seacove, L.P.	California
Western Pacific Housing-Studio 528, LLC	Delaware
Western Pacific Housing-Terra Bay Duets, LLC	Delaware
Western Pacific Housing-Torrance, LLC	Delaware
Western Pacific Housing-Torrey Commercial, LLC	Delaware
Western Pacific Housing-Torrey Meadows, LLC	Delaware
Western Pacific Housing-Torrey Multi-Family, LLC	Delaware
Western Pacific Housing-Torrey Village Center, LLC	Delaware
Western Pacific Housing-Vineyard Terrace, LLC	Delaware
Western Pacific Housing-Westlake II, L.P.	California
Western Pacific Housing-Windemere, LLC (Glacier)	Delaware
Western Pacific Housing-Windflower, L.P.	California